UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

September 16, 2009

Date of report (Date of earliest event reported)

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

808 Travis, Suite 1320

Houston, Texas 77002

(Address of principal executive offices)

(713) 780-9494

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On May 9, 2008, the FASB issued FASB Staff Position Accounting Principles Board (“APB”) 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlements) (the “FSP”). The FSP requires the issuer of certain convertible debt instruments that may be settled in cash on conversion to separately account for the liability and equity components in a manner that reflects the issuer’s nonconvertible debt borrowing rate. The resulting debt discount would be amortized over the period the convertible debt is expected to be outstanding as additional non-cash interest expense. The effective date of the FSP is for financial statements issued for fiscal years beginning after December 15, 2008. The FSP did not permit earlier application, however does require retrospective application to all periods presented in the financial statements (with the cumulative effect of the change reported in retained earnings as of the beginning of the first period presented). Our $175 million 3.25% convertible senior notes due 2026 are affected by this new standard.

Goodrich Petroleum Corporation adopted the standard on January 1, 2009 and reported operations with respect to the adoption in the Quarterly Reports on Form 10-Q for the three months ended March 31, 2009 and for the three and six months ended June 30, 2009.

This Current Report on Form 8-K was prepared to provide revised financial information that retrospectively applies the adopted standard to all periods presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed on February 27, 2009 (“2008 Form 10-K”). It should be noted that cash and operating income (loss) were not impacted by the reclassification as a result of the retrospective application on the adoption of the standard.

Please note, the Company has not otherwise updated the financial information or business discussion for activities or events occurring after the date this information was presented in the Company’s 2008 Form 10-K. You should read the Company’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2009, for the three and six months ended June 30, 2009 and Current Reports on Form 8-K and any amendments thereto, for updated information.

This filing includes updated information for the following items included in our 2008 Form 10-K:

Part II, Item 6. Selected Financial Data

Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of operations

Part II, Item 8. Financial Statements and Supplementary Data

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
12.1	Ratio of Earnings to Fixed Charges

12.2	Ratio of Earnings to Fixed Charges and Preference Securities Dividends

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Independent Registered Public Accounting Firm

23.3	Consent of Independent Petroleum Engineers and Geologists

99.1	Updates to Goodrich Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

/s/ David R. Looney
David R. Looney
Executive Vice President & Chief Financial Officer

Dated: September 18, 2009

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